                                                              Exhibit 10.2

                                     BERWYN PARK

                                    SALE AGREEMENT

                                       BETWEEN

                            BERWYN DEVELOPMENT ASSOCIATES
                          a Pennsylvania general partnership

                                      AS SELLER,

                                         AND

                               BRANDYWINE REALTY TRUST,
                       a Maryland Real Estate Investment Trust,

                                     AS PURCHASER


                                 As of  July 7, 1997

                                  TABLE OF CONTENTS
                                                         Page #

ARTICLE I     PURCHASE AND SALE

    Section 1.1    Agreement of Purchase and Sale                     1
    Section 1.2    Property Defined                                   2
    Section 1.3.   Purchase Price                                     2
    Section 1.4    Payment of Purchase Price                          2
    Section 1.5    Deposit                                            2
    Section 1.6    Escrow Agent                                       3

ARTICLE  II   TITLE AND SURVEY

    Section 2.1    Title Inspection Period                            3
    Section 2.2    Title Examination                                  4
    Section 2.3    Pre-Closing "Gap" Title Defects                    4
    Section 2.4    Permitted Exceptions                               4
    Section 2.5    Conveyance of Title                                5

ARTICLE III   REVIEW OF PROPERTY

    Section 3.1    Right of Inspection                                6
    Section 3.2    Environmental Reports                              6
    Section 3.3    Right of Termination                               7
    Section 3.4    Review of Tenant Estoppels                         7
            Section 3.5    PECO Disclosure  8

ARTICLE IV    CLOSING

    Section 4.1    Time and Place                                     8
    Section 4.2    Seller's Obligations at Closing                    8
    Section 4.3    Purchaser's Obligations at Closing                10
    Section 4.4    Credits and Prorations                            11
    Section 4.5    Transaction Taxes and Closing Costs               14
    Section 4.6    Conditions Precedent to Obligation of Purchaser   15
    Section 4.7    Conditions Precedent to Obligation of Seller      15

ARTICLE V     REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 5.1    Representations and Warranties of Seller          15
    Section 5.2    Knowledge Defined                                 16
    Section 5.3    Survival of Seller's Representations and
                   Warranties                                        17
    Section 5.4    Covenants of Seller                               17
    Section 5.5    Representations and Warranties of Purchaser       18
    Section 5.6    Survival of Purchaser's Representations and
                   Warranties                                        18

ARTICLE VI    DEFAULT

    Section 6.1    Default by Purchaser                              19
    Section 6.2    Default by Seller                                 19
    Section 6.3    Recoverable Damages                               19


ARTICLE VII   RISK OF LOSS

    Section 7.1    Minor Damage                                      19
    Section 7.2    Major Damage                                      20
    Section 7.3    Definition of "Major" Loss or Damage              20

ARTICLE VIII  COMMISSIONS

    Section 8.1    Brokerage Commissions                             20


ARTICLE IX    DISCLAIMERS AND WAIVERS

    Section 9.1    No Reliance on Documents                          20
    SECTION 9.2    AS-IS SALE; DISCLAIMERS                           21
    Section 9.3    Survival of Disclaimers                           22

ARTICLE X     MISCELLANEOUS

    Section 10.1   Confidentiality                                   22
    Section 10.2   Public Disclosure                                 22
    Section 10.3   Assignment                                        22
    Section 10.4   Notices                                           23

    Section 10.5   Modifications                                     24
    Section 10.6   Entire Agreement                                  24
    Section 10.7   Further Assurances                                24
    Section 10.8   Counterparts                                      24
    Section 10.9   Facsimile Signatures                              24
    Section 10.10  Severability                                      24
    Section 10.11  Applicable Law                                    25
    Section 10.12  No Third-Party Beneficiary                        25
    Section 10.13  Captions                                          25
    Section 10.14  Construction                                      25
    Section 10.15  Recordation                                       25
    Section 10.16  Time of Essence                                   25
    Section 10.17  SEC Disclosure                                    25
    Section 10.18  Exculpation                                       25



    A    DESCRIPTION OF LAND
    B    LIST OF PERSONAL PROPERTY
    C    LIST OF OPERATING AGREEMENTS
    D    LIST OF ENVIRONMENTAL REPORTS
    E    FORM OF TENANT ESTOPPEL CERTIFICATE
    F    TENANT ESTOPPEL STANDARDS
    G    FORM OF DEED
    H    FORM OF BILL OF SALE
    I    FORM OF ASSIGNMENT OF LEASES
    J    FORM OF ASSIGNMENT OF CONTRACTS
    K    FORM OF TENANT NOTICE
    L    FORM OF FIRPTA CERTIFICATE
    M    INTENTIONALLY OMITTED
    N    LIST OF BROKERAGE AGREEMENTS
    O    LIST OF SPECIFIED LITIGATION
    P    RENT ROLL
    Q    STATEMENT OF TENANT DELINQUENCIES
    R    FORM OF REPRESENTATION LETTER

                                    SALE AGREEMENT


         THIS SALE AGREEMENT (this "AGREEMENT") is made as of July 7, 1997 (the "EFFECTIVE DATE"), by and between Berwyn Development Associates, a Pennsylvania general partnership ("SELLER" ), and Brandywine Realty Trust, a Maryland Real Estate Investment Trust ("PURCHASER").


                                 W I T N E S S E T H:


                                      ARTICLE I

                                  PURCHASE AND SALE

    Section 1.1 AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

    (a) that certain tract or parcel of land situated in Chester County, Pennsylvania, more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

    (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "IMPROVEMENTS");

    (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "PERSONAL PROPERTY");

    (d) any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the Real Property, to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause
(d) of this Section 1.1 being herein referred to collectively as the "LEASES"), together with all rents and other sums due thereunder (the "Rents") and any and all security deposits in Seller's possession in connection therewith (the "SECURITY DEPOSITS"); and

    (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "OPERATING AGREEMENTS") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property and (iv) the non-exclusive right to the name "Berwyn Park" (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "INTANGIBLES").

    Section 1.2 PROPERTY DEFINED. The Land and the Improvements are hereinafter sometimes referred to collectively as the "REAL PROPERTY." The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "PROPERTY."

    Section 1.3. PURCHASE PRICE. Seller is to sell and Purchaser is to purchase the Property for the amount of THIRTY SEVEN MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($37,150,000) (the "PURCHASE PRICE").

    Section 1.4 PAYMENT OF PURCHASE PRICE. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing by one or more wire transfers of immediately available funds to a bank account or accounts designated by Seller in writing to Purchaser prior to the Closing.

    Section 1.5 DEPOSIT. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Commonwealth Land Title Insurance Company (the "ESCROW AGENT"), having its office at 1700 Market Street,
Philadelphia, Pennsylvania Attention:   Gordon Daniels, Esquire,  the sum of
Two Hundred Fifty Thousand Dollars ($250,000) (the "INITIAL DEPOSIT") in good funds, either by certified bank or cashier's check or by federal wire transfer. On or before the expiration of the "Inspection Period" (as defined in Section
3.1 below), Purchaser shall deliver to Escrow Agent the additional sum of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Second Deposit") in good funds, either by certified check, or cashier's check or by federal wire transfer, and upon receipt thereof Escrow Agent immediately shall notify Seller of such receipt. The Initial Deposit and the Second Deposit, together with any interest earned thereon, are collectively referred to as the "Deposit". Notwithstanding that the stated period for the Inspection Period and/or Title Inspection Period (as hereinafter defined) may not otherwise have expired, upon the delivery of the Second Deposit to the Escrow Agent, the Inspection Period and Title Inspection Period shall be deemed to have expired. The Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any portion of the Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.


    Section 1.6    ESCROW AGENT.

         Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. At the Closing, the Deposit shall be paid by Escrow Agent to Seller. If the Closing does not occur, and either Seller or Purchaser shall make a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice (the "Deposit Notice") to the other party of such demand and shall continue to hold the Deposit for seven (7) business days thereafter. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit within seven (7) business days of furnishing the Deposit Notice, as aforesaid, Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with the laws of the state in which the Property is located.

         Seller and Purchaser agree that Escrow Agent is acting purely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties.

         Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Deposit is deposited.

         Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and 1.6 hereof.

                                     ARTICLE  II

                                   TITLE AND SURVEY

    Section 2.1 TITLE INSPECTION PERIOD. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the twentieth (20th) day following the Effective Date (hereinafter referred to as the "TITLE INSPECTION PERIOD"), Purchaser shall have the right to review (a) a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report, which shall be obtained by Purchaser promptly after the Effective Date (with a copy of the preliminary title report simultaneously furnished to Seller) (b) copies of the most recent property tax bills for the Property, which shall be obtained by Seller promptly after the Effective Date; (c) a survey of the Real Property prepared by a licensed surveyor or engineer hired by Purchaser (the "SURVEY"); and (d) a copy of Seller's existing title insurance policy and/or survey for the Real Property, if available, which policy and survey (if available) shall be provided by Seller promptly after the Effective Date.

    Section 2.2 TITLE EXAMINATION. Purchaser shall notify Seller in writing (the "TITLE NOTICE") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, or if pursuant to any other provision of this Agreement the Title Inspection Period shall be deemed to have expired, Purchaser shall be conclusively deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have ten (10) business days after receipt of the Title Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

    Section 2.3    PRE-CLOSING "GAP" TITLE DEFECTS.   Purchaser may, at or
prior to Closing, notify Seller in writing (the "GAP NOTICE") of any objections to title (a) raised by the Title Company between the expiration of the Title Inspection Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period; provided that Purchaser must notify Seller of such objection to title within two (2) business days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

    Section 2.4    PERMITTED EXCEPTIONS.   The Property shall be conveyed
subject to the following matters, which are hereinafter referred to as the "PERMITTED EXCEPTIONS":

    (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

    (b)  the rights of tenants under the Leases;

    (c) the lien of all ad valorem real estate taxes and assessments and water and sewer rents not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

    (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

    (e) title to those portions of the Property within the bed of (i) Cassatt Avenue, (ii) Relocated Cassatt Avenue, and (iii) Swedesford Road;

    (f) restriction prohibiting explosives and fences as in Deed Book S-21, page 270;

    (g) Declaration of Easements and Covenants for Berwyn Park dated December 8, 1984, and recorded in Misc Deed Book 665, Page 80, as amended and recorded in Record Book 650, Page 290;

    (h) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof; and

    (i) all mechanics', materialmen's and other similar liens, levies and charges against the Property, whether existing now or at the time of Closing, which is the obligation of any of the tenants of the Property or a portion thereof to discharge, whether under its respective Lease, or by law or otherwise.

    Section 2.5 CONVEYANCE OF TITLE. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof). Evidence of delivery of such title shall be the issuance by Commonwealth Land Title Insurance Company (the "TITLE COMPANY"), or another national title company, of an ALTA 1992 Form of Owner's Policy of Title Insurance (the "TITLE POLICY") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                                     ARTICLE III

                                  REVIEW OF PROPERTY

    Section 3.1 RIGHT OF INSPECTION. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the thirtieth (30th) day after the Effective Date (hereinafter referred to as the "INSPECTION PERIOD"), Purchaser shall have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at the Property (or the property manager's office, as the case may be) documents and files located at the Property or the property manager's office concerning the leasing, maintenance and operation of the Property, but excluding Seller's, and the Seller's partners', partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").

    Purchaser understands and agrees that any on-site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or its tenants. Seller reserves the right to have a representative present during any such inspections. If Purchaser desires to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation the prompt restoration of the Property to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

    Section 3.2 ENVIRONMENTAL AND GEOTECHNICAL REPORTS. PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL AND/OR GEOTECHNICAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL AND/OR GEOTECHNICAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, (3) ANY ENVIRONMENTAL AND/OR GEOTECHNICAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS REPRESENTATIVES OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY, AND
(4) SELLER MAKES NO REPRESENTATION OR WARRANTY THAT IT HAS PROVIDED TO PURCHASER ALL ENVIRONMENTAL AND/OR GEOTECHNICAL REPORTS THAT MAY HAVE BEEN PREPARED WITH RESPECT TO THE PROPERTY. PURCHASER AGREES THAT NEITHER SELLER NOR ITS PARTNERS SHALL HAVE ANY LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL AND/OR GEOTECHNICAL REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL AND/OR GEOTECHNICAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE, AND PURCHASER SHALL DELIVER TO SELLER A COPY OF ALL WRITTEN ENVIRONMENTAL AND/OR GEOTECHNICAL REPORTS PURCHASER OBTAINS TOGETHER WITH A LETTER FROM THE COMPANY FROM WHICH ANY SUCH REPORT IS OBTAINED ENTITLING SELLER TO RELY THEREON.

    Section 3.3    RIGHT OF TERMINATION.  If for any reason whatsoever
Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the

Inspection Period, or if pursuant to any other provision of this Agreement the Inspection Period shall be deemed to have expired, Purchaser shall be deemed to have approved all aspects of the Property (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

    Section 3.4 REVIEW OF TENANT ESTOPPELS. Seller shall deliver to each tenant of the Property an estoppel certificate in substantially the form of Exhibit E attached hereto (the "FORM TENANT ESTOPPELS"), and shall request that the tenants complete and sign the Form Tenant Estoppels and return them to Seller. Seller shall deliver copies of the completed Form Tenant Estoppels to Purchaser as Seller receives them; provided, however, Purchaser acknowledges and agrees that each tenant only shall be obligated to return an estoppel as set forth in such tenant's lease (the "Lease Tenant Estoppels"). The Form Tenant Estoppels and/or Lease Tenant Estoppels that are executed by a tenant and delivered to Purchaser as aforesaid are hereafter collectively referred to as the Tenant Estoppels. Purchaser shall notify Seller within three (3) days of receipt of any Tenant Estoppel in the event Purchaser determines such Tenant Estoppel as executed and modified by a tenant is not acceptable to Purchaser along with the reasons for such determination, but no such Tenant Estoppel shall be deemed unacceptable by Purchaser if it complies with the applicable tenant's lease in all material respects. In the event Purchaser fails to give such notice within such three (3) day period then any such Tenant Estoppel shall be deemed to be acceptable to Purchaser. In the event that Seller fails to obtain the Tenant Estoppels (or in lieu thereof, at Seller's option, Seller estoppels therefor) that meet the tenant estoppel standards described on Exhibit F attached hereto on or before five (5) days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Tenant Estoppels (and Seller estoppels, if applicable) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof. Any Tenant Estoppel which is received from a tenant after Seller provides its own estoppel may be substituted by Seller for Seller's estoppel and Seller shall have no further liability thereunder, provided that such Tenant Estoppel contains no changes or, if changed, complies in all material respects with the provisions of the applicable lease, or is otherwise reasonably acceptable to Purchaser. The provisions of this Section
3.4 shall survive the Closing.

    Section 3.5 PECO DISCLOSURE. Purchaser acknowledges that Seller has advised Purchaser that PECO has indicated its interest in taking by eminent domain an access road over the Property to serve PECO's intended development on PECO's adjacent property, but to the knowledge of the parties no declaration of taking has been filed with respect to the Property. In addition, Purchaser acknowledges that Seller has given to Purchaser copies of a PECO traffic study, comments thereon by Seller's consultant, and an update of the traffic study.

                                      ARTICLE IV

                                       CLOSING

    Section 4.1 TIME AND PLACE. The consummation of the transaction contemplated hereby (the "CLOSING") shall be held at the offices of Blank Rome Comisky & McCauley, 1200 Four Penn Center Plaza, Philadelphia, Pennsylvania on the forty fifth (45th) day after the Effective Date (unless such day is not a business day, in which case on the next business day), unless extended as specifically in this Agreement provided. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and
Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. At Seller's option, the Closing shall be consummated through an escrow administered by Escrow Agent. In such event, the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

    Section 4.2    SELLER'S OBLIGATIONS AT CLOSING.  At Closing, Seller shall:

    (a)  deliver to Purchaser a duly executed special warranty deed (the
"DEED") in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

    (b) deliver to Purchaser a duly executed bill of sale in the form attached hereto as Exhibit H (the "BILL OF SALE") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose ;

    (c) assign to Purchaser, and Purchaser shall assume, the Seller's interest in and to the obligations with respect to the Leases, Rents and Security Deposits, including any and all obligations to pay leasing commissions and finder's fees and Tenant Inducement Costs with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(v) hereof, by duly executed assignment and assumption agreement (the "ASSIGNMENT OF LEASES") in the form attached hereto as Exhibit I pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent such Security Deposits are paid, credited or assigned to Purchaser;

    (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in and to the obligations with respect to the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "ASSIGNMENT OF CONTRACTS") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

    (e) join with Purchaser to execute a notice (the "TENANT NOTICE") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the notice;

    (f) In the event that any representation or warranty of Seller needs to be modified due to material changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized representative thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller or its partners be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and
(ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof which shall entitle Purchaser, at Purchaser's sole option, to terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph (f), then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), and the Deposit shall be returned to
Purchaser and each party shall bear its own costs incurred hereunder.   If,
despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

    (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

    (h) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

    (i) deliver to Purchaser the Leases and the Operating Agreements, together with such leasing and property files and records located at the Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents, and shall deliver to Purchaser all keys in Seller's possession and the combination to all combination locks under Seller's control. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its partners and their agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

    (j) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

    (k) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

    (l)  execute a settlement statement acceptable to Seller; and

    (m) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

    Section 4.3 PURCHASER'S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall:

    (a) pay to Seller the full amount of the Purchase Price (which amount shall include the Deposit), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

    (b) join Seller in execution of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

    (c) In the event that any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof needs to be modified due to material changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and
(ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof which shall entitle Seller, at Seller's sole option, to terminate this Agreement. If this Agreement is terminated pursuant to this paragraph (c), and was by reason of a change beyond the reasonable control of Purchaser to prevent, then neither party shall have any further rights or obligations hereunder (except for indemnity obligations of either party pursuant to the provisions of this Agreement), and the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If the change is within the reasonable control of Purchaser, the same shall constitute a default
by Purchaser under Section 6.1.   If, despite changes or other matters described
in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

    (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

    (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

    (f)  execute a settlement statement acceptable to Purchaser; and

    (g) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

    Section 4.4    CREDITS AND PRORATIONS.

    (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items shall include without limitation the following:

         (i)  all Rents, if any;

         (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

         (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

         (iv) all amounts payable under brokerage agreements and Operating Agreements, pursuant to the terms of this Agreement; and

         (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

    (b)  Notwithstanding anything contained in Section 4.4(a) hereof:

         (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits;

         (ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

         (iii) Charges referred to in Section 4.4(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller;

         (iv) As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

         (v) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases, signed during the Lease Approval Period (as hereinafter defined) and, if required, approved or deemed approved in accordance with Section 5.4 hereof; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, signed or entered into from and after the date of Closing; and (C) all leasing commissions listed on Exhibit N attached hereto to the extent due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "TENANT INDUCEMENT COSTS" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. For purposes hereof, the term "LEASE APPROVAL PERIOD" shall mean the period from the Effective Date until the date of Closing;

         (vi) Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen
(15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (i) all Rent received by Seller or Purchaser within the first ninety (90) day period after the date of Closing shall be applied first to unpaid Rents for the month in which the Closing occurred, then to current Rents and then to delinquent Rent, if any, in the order of their maturity, and (ii) all Rent received by Seller or Purchaser after the first ninety (90) day period after the date of Closing shall be applied first to current Rent and then to delinquent Rent, if any, in the inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant.
In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its representatives or Seller or its representatives subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

    (c)  [Intentionally omitted]

    (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained.
Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

    (e) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

    Section 4.5    TRANSACTION TAXES AND CLOSING COSTS

    (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

    (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

    * one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company; and

    * one-half (1/2) of any transfer tax which becomes payable by reason of the transfer of the Property from Seller to Purchaser.

    (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

    *one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

    * one-half (1/2) of any transfer tax which becomes payable by reason of the transfer of the Property from Seller to Purchaser.

    * the fee for the title examination and the Title Commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto;

    * the cost of the Survey;

    * the fees for recording the Deed;

    * any sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property;

    (d) The Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith;

    (e) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same; and

    (f)  The provisions of this Section 4.5 shall survive the Closing.

    Section 4.6 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

    (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

    (b) All of the representations and warranties of Seller contained in this Agreement shall be to the best of Seller's knowledge, true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

    (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

    Section 4.7 CONDITIONS PRECEDENT TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

    (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

    (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

    (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

    (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                      ARTICLE V

                      REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

    (a) ORGANIZATION AND AUTHORITY. Seller has been duly organized and is validly existing under the laws of the Commonwealth of Pennsylvania. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is or are authorized to do so.

    (b) PENDING ACTIONS. To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

    (c) OPERATING AGREEMENTS. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable or are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller.

    (d) LEASE BROKERAGE. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto;

    (e) LITIGATION. To Seller's knowledge, except as set forth on Exhibit O attached hereto, and except tenant eviction proceedings, tenant bankruptcies, proceedings for the collection of delinquent rentals from tenants and proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder; Seller agrees to indemnify and hold harmless Buyer from and against all loss, cost and expense it may suffer by reason of the claim asserted and referred to on Exhibit O attached hereto; and

    (f)  LEASES.   To Seller's knowledge, the rent roll attached hereto as
Exhibit P is accurate in all material respects, and lists all of the leases currently affecting the Property.

    (g)  PURCHASE RIGHTS.    To Seller's knowledge, Seller has not granted any
rights or options to purchase the Property to, or accepted any offers to purchase the property from, any party other than Purchaser.

    (h)  EMPLOYEES OF SELLER.     To Seller's knowledge, Seller has no
employees at the Property. Purchaser shall not be responsible for or required to assume any employee benefit plans or severance obligations of Seller.

    (i) STATEMENT OF TENANT DELINQUENCIES. To Seller's knowledge, the Statement of Tenant Delinquencies attached hereto as Exhibit Q is accurate in all material respects and lists all overdue monetary obligations to Seller of tenants at the Property.

    (j)  NAME.     To Seller's knowledge,  Seller has not assigned its rights, if any, to use the name "Berwyn Park" to any other person or entity. The use of such name by any tenant of the Property shall not be deemed a violation of this representation and warranty.

    Section 5.2 KNOWLEDGE DEFINED. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Persons (as hereinafter defined), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, or to any officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Persons any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "DESIGNATED PERSONS" shall refer to the following persons: (a) Albert Griffith, (b) William Wilson, (c) Dean Lundahl and (d) J. Patrick Armstrong.

    Section 5.3 SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within two hundred forty (240) days of Closing. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "CAP " shall mean the total aggregate amount of Five Hundred Thousand Dollars ($500,000).

    Section 5.4 COVENANTS OF SELLER. Seller hereby covenants with Purchaser as follows:

    (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof;

    (b) Except as provided hereinbelow, a copy of any amendment, renewal or expansion of an existing Lease (unless such renewal or expansion is pursuant to the terms of an existing Lease) or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller within such five business day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller will not enter into such renewal or expansion or new lease. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five
(5) business day period set forth above, Purchaser shall be deemed to have approved such new Lease, amendment, renewal or expansion. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser.

    Section 5.5 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

    (a) ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing under the laws of the State of Maryland. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person(s) signing this Agreement on behalf of Purchaser is or are authorized to do so;

    (b) PENDING ACTIONS. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

    (c)  ERISA.    As of the Closing, (1) Purchaser will not be an employee
benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "PLAN"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

    As of the Closing, if Purchaser is a "governmental plan" as defined in
Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

    As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

    Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

    Purchaser shall not assign its interest under this Agreement to any entity, person, or Plan which will cause a violation of ERISA.

    Section 5.6 SURVIVAL OF PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Seller against Purchaser within two hundred forty (240) days of Closing.

                                      ARTICLE VI

                                       DEFAULT

    Section 6.1 DEFAULT BY PURCHASER. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

    Section 6.2 DEFAULT BY SELLER. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the retur nof the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, except that in such event Seller shall reimburse Purchaser for up to Twenty Five Thousand Dollars ($25,000) for reasonable expenses incurred by Purchaser and documented to Seller's reasonable satisfaction and incurred in connection with Purchaser's investigation of the Property or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as expressly set forth in clause (a) of this Section 6.2, Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

    Section 6.3 RECOVERABLE DAMAGES. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement. This Section shall survive the Closing or the earlier termination of this Agreement.


                                     ARTICLE VII

                                     RISK OF LOSS

    Section 7.1 MINOR DAMAGE. In the event of loss or damage to the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any net casualty insurance policies or net condemnation awards relating to the premises in question (that is, after expense of collection), subject however, to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration of the Property prior to Closing. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time, not to exceed ninety (90) days, in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

    Section 7.2 MAJOR DAMAGE. In the event of a "Major" loss or damage, Purchaser may terminate this Agreement by written notice to the Seller, in which event the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any net casualty insurance policies or net condemnation awards relating to the premises in question (that is, after expense of collection), subject however, to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration of the Property prior to Closing. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

    Section 7.3 DEFINITION OF "MAJOR" LOSS OR DAMAGE. For purposes of Sections 7.1 and 7.2, "MAJOR" loss or damage refers to the following: (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million Dollars ($1,000,000), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                     ARTICLE VIII

                                     COMMISSIONS

    Section 8.1 BROKERAGE COMMISSIONS. With respect to the transaction contemplated by this Agreement, Seller and Purchaser each represent that it has not utilized a broker . Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys'

fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                      ARTICLE IX

                               DISCLAIMERS AND WAIVERS

    Section 9.1 NO RELIANCE ON DOCUMENTS. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its representatives to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

    SECTION 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

    PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

    Section 9.3 SURVIVAL OF DISCLAIMERS. The provisions of this Article IX shall survive Closing or any termination of this Agreement.

                                      ARTICLE X

                                    MISCELLANEOUS

    Section 10.1 CONFIDENTIALITY. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others;
provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Purchaser, such Deposit shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

    Section 10.2 PUBLIC DISCLOSURE. Prior to and after the Closing, except as required by federal and/or state securities laws, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

    Section 10.3 ASSIGNMENT. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the
permitted successors and assigns of the parties hereto.   Except for an
assignment of this Agreement to a wholly owned subsidiary or an affiliate controlled by or under common control by Purchaser which Seller agrees is permitted, Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. In the event Purchaser intends to assign its rights hereunder, and even if permitted as provided in this Section above
(a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this
Agreement.   For the purposes of this Section 10.3, the term "control" or
"controlled" shall mean possessing a majority interest in ownership and voting rights. The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

    Section 10.4 NOTICES. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:           Berwyn Development Associates
                        C/O LCOR Inc.
                        300 Berwyn Park, Suite 115
                        Berwyn, PA  19312
                        Attention: Dean O. Lundahl
                        Telephone No.(610) 408-4443
                        Telecopy No. (610) 640-0516

with a copy to:   Metropolitan Life Insurance Company
                        Real Estate Investments
                        8300 Boone Boulevard - Suite 750
                        Vienna, VA  22182
                        Attention: Christine Madigan
                        Telephone No. (703) 506-8008
                        Telecopy No. (703) 848-2594

with a copy to:   Metropolitan Life Insurance Company
                        200 Park Avenue, 12th Floor
                        New York, New York  10166
                        Attention:  William P. Gardella, Esquire
                        Telephone No. (212) 578-5884
                        Telecopy No.  (212) 685-5927

If to Purchaser:   Brandywine Realty Trust
                        16 Campus Boulevard, Suite 150

                       Newtown Square, PA  19073
                       Attention:  Gerard H. Sweeney
                       Telephone No. (610) 325-5600
                       Telecopy No.  (610) 325-5622

with a copy to:  Brad A. Molotsky, Esquire
                       Pepper, Hamilton & Scheetz
                       3000 Two Logan Square
                       Philadelphia, PA  19103
                       Telephone No. (215) 981-4262
                       Telecopy No.   (215) 981-4930

    Section 10.5 MODIFICATIONS This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    Section 10.6 ENTIRE AGREEMENT This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than the confidentiality agreement executed by Purchaser and Seller in connection with the Property.

    Section 10.7 FURTHER ASSURANCES Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

    Section 10.8 COUNTERPARTS. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

    Section 10.9 FACSIMILE SIGNATURES. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

    Section 10.10 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

    Section 10.11 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

    Section 10.12  NO THIRD-PARTY BENEFICIARY.  The provisions of this
Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

    Section 10.13 CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

    Section 10.14 CONSTRUCTION The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

    Section 10.15 RECORDATION. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

    Section 10.16 TIME OF THE ESSENCE. The time for the payment of money and all other times referred to for the performance by Purchaser of any provisions of this Agreement are hereby agreed to be of the essence of this Agreement.

    Section 10.17 SEC DISCLOSURE. During the period beginning on the Effective Date and ending on the first anniversary of the date of the Closing; and in addition to any other document production required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives with (i) access to all financial and other information pertaining to Seller's ownership and operation of the Property for the period of January 1, 1995 to and including Closing, but excluding any Confidential Documents (as defined in Section 3.1 of this Agreement), to enable Purchaser and Arthur Anderson & Co. (the "Accountant") to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable, and (b) any registration statement report or disclosure statement required to be filed with the Commission by or on behalf of the Purchaser, and (ii) if required by the Accountant in order to render an opinion concerning the operating statements for the Property, a representation letter substantially in the form attached hereto as Exhibit R.

    Section 10.18  EXCULPATION.   No recourse shall be had for any obligation
of Purchaser
under this Agreement or under any document executed in connection with or pursuant to this Agreement or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statue, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Seller and all parties claiming by, through or under Seller, it being agreed by Purchaser and Seller that recourse against Purchaser under this Agreement shall be limited to the assets of Brandywine Realty Trust.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                               SELLER:

                             BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership
                             By: Linpro Berwyn Associates, general partner

                                    By: _______________________________
                                        Name: Eric Eichler
                                        Title: Managing General Partner


                             By:  Metropolitan Life Insurance Company
                                     general partner

                                    By: _______________________________
                                        Name:
                                        Title:

                                PURCHASER:

                                BRANDYWINE REALTY TRUST

                                By: _______________________
                                    Name:  Gerard H. Sweeney
                                    Title: President/CEO

Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and
1.6 hereof.

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE COMPANY a Pennsylvania corporation

By: _______________________

Name: _____________________

Title: ____________________

                                      EXHIBIT A

                                 DESCRIPTION OF LAND

                                      EXHIBIT B

                              LIST OF PERSONAL PROPERTY

                                      EXHIBIT C

                             LIST OF OPERATING AGREEMENTS


     VENDOR   AGREEMENT   PURPOSE    TERM   CANCELLATION   DATE    CLAUSE
                                                NAME

                                      EXHIBIT D

                   LIST OF ENVIRONMENTAL  AND GEOTECHNICAL REPORTS

                                      EXHIBIT E

                                 TENANT ESTOPPEL FORM


___________________________[Date]


[PURCHASER]
____________________
____________________


[SELLER]

Berwyn Development Associates
C/O LCOR Inc.
300 Berwyn Park, Suite 115
Berwyn, PA  19312

Re: Lease dated ________________, 199 _ (the "Lease") executed between ____________________________ ("Landlord"), and __________________ ("Tenant"),
for those premises located at ________________________________.

Gentlemen:

    The undersigned Tenant understands that you or your assigns intend to acquire fee title to that property located at _____________ (the "Property") from Berwyn Development Associates. The undersigned Tenant does hereby certify to you as follows:

    A. Tenant has entered into a certain lease together with all amendments (the "Lease") as described on Schedule 1 attached hereto.

    B. The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth on Schedule 1 attached hereto.

    C. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease.

     D. Tenant does not claim any offsets or credits against rents payable under the Lease.

    E. Tenant has not paid a security or other deposit with respect to the Lease, except as follows: ___________________________________.

    F. Tenant has fully paid rent to and including the month of ______________, 199_.

    G. Tenant has not paid any rentals in advance except for the current month of _________, 199_.

    H.   The Lease expires on ____________________________.

    I. Tenant has no options, rights of first offer or rights of first refusal to purchase the Property, except as follows:

                        TENANT:

                        _________________________________
                        a _______________________________

                        By: _____________________________
                        Name: ___________________________
                        Title: __________________________

                                      EXHIBIT F

                              TENANT ESTOPPEL STANDARDS


    Tenants representing 70% or more of occupied space in the Property, including the following tenants (Required Estoppels):


    Berwyn 100                              Shared Medical

    Berwyn 200                              Devon Direct

    Berwyn 300                              Delval Financial

                                      EXHIBIT G

                                     FORM OF DEED

[A deed form is not included as it is a State specific document. The deed will be a limited or special warranty type deed in which the Property will be conveyed subject to the Permitted Exceptions (as described in Section 2.4 of the Sale Agreement) with a warranty of title by Seller as to the lawful claims of all persons claiming by, through or under Seller, but against none other.]

                                      EXHIBIT H

                                 FORM OF BILL OF SALE

    KNOW ALL MEN BY THESE PRESENTS, that BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership (the "Seller"), for and in consideration of the sum of Ten Dollars and other valuable consideration to it in hand paid by _________ , a _____________ the "Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Purchaser any and all of Seller's right, title and interest in and to all tangible personal property located upon the land described in Schedule "1" attached hereto and hereby made a part hereof (the "Land") or within the improvements located thereon, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), used exclusively in the operation of the Land and improvements, as is, where is, and without warranty of title or use, and without warranty, express or implied, of merchantability or fitness for a particular purpose.

    TO HAVE AND TO HOLD all of said personal property unto Purchaser, its successors and assigns, to its own use forever.

    IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the __day of ______________, 199_

                             BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership
                             By: Linpro Berwyn Associates, general partner

                                    By: _______________________________
                                        Name: Eric Eichler
                                        Title: Managing General Partner


                             By:  Metropolitan Life Insurance Company
                                     general partner

                                    By: _______________________________
                                        Name:
                                        Title:

                       [ACKNOWLEDGMENT AND/OR WITNESSES TO BE
                    ADDED IF REQUIRED UNDER APPLICABLE STATE LAW]

                                     SCHEDULE "1"
                                  LEGAL DESCRIPTION
                                   [To be attached]

                                      EXHIBIT I

                             FORM OF ASSIGNMENT OF LEASES

    THIS ASSIGNMENT OF LEASES (the "Assignment") is made as of this __day of ______________ , 199 __ between BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership ("Assignor") and ____________ , a _____________ ("Assignee").

    For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule "1" attached hereto and incorporated herein by this reference, more commonly known as Berwyn Park located in the Township of Tredyffrin, County of Chester, Commonwealth of Pennsylvania (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in, to and under any and all existing and outstanding leases, licenses and occupancy agreements (collectively, the "Leases"), of the improvements comprising a part of the Property, including without limitation, all those Leases described on Schedule "2" attached hereto and incorporated herein by this reference, together with all security deposits tendered under the Leases remaining in the possession of Assignor and described on Schedule "3" attached hereto and incorporated herein by this reference (the "Security Deposits").

    Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Leases accruing from and after the date hereof, including without limitation, any and all obligations to pay leasing commissions and finder's fees which are due or payable after the date hereof as specifically set forth on Schedule "4" attached hereto and incorporated herein by this reference, with respect to the tenants listed on said Schedule "4", and claims made by tenants with respect to the tenants' security deposits listed on Schedule "3". Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under or with respect to the Leases accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

    This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

    This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                             ASSIGNOR:

                             BERWYN DEVELOPMENT ASSOCIATES
                             By: Linpro Berwyn Associates, general partner

                                    By: ____________________________
                                        Name:
                                        Title:


                             By:  Metropolitan Life Insurance Company
                                     general partner

                                    By: ____________________________
                                        Name:
                                        Title:


                             ASSIGNEE:

                             ________________________
                             a _______________________


                             By: ______________________
                                 Name:
                                 Title:



                        [ADD STATE SPECIFIC ACKNOWLEDGMENTS
                    AND/OR WITNESSES FOR ASSIGNOR AND ASSIGNEE]


                                     SCHEDULE "1"
                                  LEGAL DESCRIPTION

                                     SCHEDULE "2"
                                        LEASES
                                   [To be attached]

                                     SCHEDULE "3"
                                  SECURITY DEPOSITS

                                     SCHEDULE "4"
                           LEASING COMMISSIONS AND TENANTS

                                      EXHIBIT J

                           FORM OF ASSIGNMENT OF CONTRACTS

    THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the "Assignment") is made as of the ____ day of _________, 199 between BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership ("Assignor") and __________________ , a ______________________________("Assignee").

    For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule "1" attached hereto and incorporated herein by this reference, more commonly known as Berwyn Park located in the Township of Tredyffrin, County of Chester, Commonwealth of Pennsylvania (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in, to and under any and all of the following, to wit:

    (i) the contracts and agreements listed and described on Schedule "2" attached hereto and incorporated herein by this reference (the "Contracts"),

   (ii) all existing warranties and guaranties (express or implied) issued to Assignor in connection with the improvements or the personal property being conveyed to Assignee by Bill of Sale on the date hereof,

  (iii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, and

   (iv)  the non-exclusive right to the name "Berwyn Park."

All items described in (ii), (iii) and (iv) above are hereinafter collectively referred to as "Intangible Property."

    Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

    This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

    This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.


                        ASSIGNOR:


                        BERWYN DEVELOPMENT ASSOCIATES
                        By: Linpro Berwyn Associates, general partner

                               By: ____________________________
                                   Name:
                                   Title:


                        By:  Metropolitan Life Insurance Company
                                general partner

                               By: ____________________________
                                   Name:
                                   Title:


                        ASSIGNEE:

                        ________________________________
                        a _______________________________


                        By: _____________________________



                         [ADD STATE SPECIFIC ACKNOWLEDGMENTS
                      AND/OR WITNESSES FOR ASSIGNOR AND ASSIGNEE]

                                    SCHEDULE  "1"
                                  LEGAL DESCRIPTION

                                     SCHEDULE "2"
                                      CONTRACTS

                                   [To be attached]


                                      EXHIBIT K

                                FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER
[DATE OF SALE CLOSING]

HAND DELIVERED

TO: All Tenants at BERWYN PARK, BERWYN, PA

RE: Berwyn Park
    Notification Regarding Change of Ownership


This letter is to notify you as a Tenant at Berwyn Park, Berwyn, Pennsylvania (the "Property"), that the Property has been sold by Berwyn Development Associates, ("Seller"), to ______________, a ________________- ("Purchaser").
As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all rent hereinafter due, or any other amounts hereinafter due under the terms of your Lease, shall be directed as follows:

TO:___________________
ATTN:  _______________
AT:___________________
_______________________


As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.


Seller:                 BERWYN DEVELOPMENT ASSOCIATES
                        By: Linpro Berwyn Associates, general partner

                               By: ____________________________
                                   Name:
                                   Title:

                        By:  Metropolitan Life Insurance Company
                                general partner

                               By: ____________________________
                                   Name:
                                   Title:

Purchaser:                        ______________________
                                  a  ____________________

                        By:  _______________________________
                             Name:
                             Title:

                                      EXHIBIT L
                              FORM OF FIRPTA CERTIFICATE

                       CERTIFICATE REGARDING FOREIGN INVESTMENT
                               IN REAL PROPERTY TAX ACT
                                 (ENTITY TRANSFEROR)

    Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by BERWYN DEVELOPMENT ASSOCIATES, a Pennsylvania general partnership ("Transferor") Transferor hereby certifies:

    1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

    2.   Transferor's Federal Employer Identification Number is
__________________

    3.   Transferor's office address is:

              300 Berwyn Park
              Suite 115
              Berwyn, PA  19312

    4. The address or description of the property which is the subject matter of the disposition is 100, 200 and 300 Berwyn Park, Berwyn, Pennsylvania.

    Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

                   BERWYN DEVELOPMENT ASSOCIATES
                        By: Linpro Berwyn Associates, general partner

                               By: ____________________________
                                   Name:
                                   Title:




                        By:  Metropolitan Life Insurance Company
                                general partner

                               By: ____________________________
                                   Name:
                                   Title:


Dated:___________________

                                      EXHIBIT M

                                INTENTIONALLY OMITTED

                                      EXHIBIT N

                             LIST OF BROKERAGE AGREEMENTS

[e.g. Lease Commission Agreement dated ______ by and between Berwyn Development Associates and XYZ Brokerage Company]

                                      EXHIBIT O

                             LIST OF SPECIFIED LITIGATION

[e.g. XYZ v. Berwyn Development Associates, action filed on ____ in ______ court]

                                      EXHIBIT P

RENT ROLL

                                      EXHIBIT Q


                          STATEMENT OF TENANT DELINQUENCIES

                                      EXHIBIT R

                          FORM OF SEC REPRESENTATION LETTER